Report of Registered Independent Public Accounting Firm
To the Shareholders and Board of Trustees
Saturna Investment Trust,
We have audited the accompanying statements of assets and liabilities of the Sextant Short-Term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund and Sextant International Fund, each a series of the Saturna Investment Trust, including the schedules of investments as of November 30, 2006, and the related statements of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of the it's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2006, by correspondence with the custodian. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Sextant Short-Term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund, and Sextant International Fund, as of November 30, 2006, the results of their operations for the year then ended, and the changes in their net assets for each of the two years in the period then ended and their financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.
Philadelphia, Pennsylvania
January 17, 2007

Tait, Weller & Baker LLP